UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    January 24, 2006

    PRIVATE BUSINESS, INC.
(Exact name of registrant as specified in its charter)

    Tennessee
(State or other jurisdiction of incorporation)

000-25959	62-1453841
(Commission File Number)	(IRS Employer Identification No.)

9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027 (Address of principal executive offices)

    (615) 221-8400
(Registrant's telephone number, including area code)

    Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Introduction

On January 23, 2006, Private Business, Inc. (“PBiz”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), with the stockholders of Goldleaf Technologies, Inc. (“Goldleaf”) for total cash consideration of $16.8 million and PBiz common stock valued at $350,000. Brentwood, Tennessee – based Goldleaf is a market leader in web-based ACH and remote deposit solutions serving over 2,500 financial institutions in the United States and Latin America. Goldleaf’s unaudited revenues for the year ended December 31, 2005 were in excess of $10.0 million. PBiz plans to obtain an audit of Goldleaf’s financial statements.

Under the Stock Purchase Agreement, PBiz will acquire all of the outstanding capital stock from the Goldleaf stockholders, who are:

Preferred Stockholder:

Colonial Bank, N.A., a national banking association

Common Stockholders:

BING, LP
Carl Brasser
Paul McCulloch
Fred Macciocchi
D. Bryan Ansley*
Keith McCeney
Donmark McCulloch
Ed Kelley
Cathy Isaacs
David F. Anderson
Bruce Krajewski
MLPS7F FBO Paul McCulloch IRA
John Yanacek
David Peterson

* As of the time of filing of this Current Report on Form 8-K, Mr. Ansley has not executed the Stock Purchase Agreement, under which he is scheduled to receive $32,092.16 for his common shares.

Under the Stock Purchase Agreement, PBiz will pay or issue the following consideration at closing in exchange for the outstanding Goldleaf shares:

o	$12,554,000.00 to Colonial Bank.
o	$4,231,121.31 in cash payable to the common stockholders.
o	118,495 shares of PBiz common stock valued at $1.30 per share ($154,042.89 in total) to an IRA for Paul McCulloch, Goldleaf’s CEO and President.
o	153,847 shares of PBiz common stock valued at $1.30 per share ($200,000.00 in total) to Carl Brasser, Goldleaf’s Chairman.

The closing is scheduled for January 31, 2006. PBiz and the stockholders have agreed to work in good faith and expeditiously toward the closing. The Goldleaf stockholders agree that they will not, through January 31, 2006, take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity (other than PBiz) relating to the lease or purchase of Goldleaf’s business or assets (or related to the acquisition of the shares of Goldleaf or of Goldleaf through any other means, including a stock sale or a merger). If PBiz fails to work in good faith toward the consummation of the transaction or fails to offer to close the transaction on or before January 31, 2006 (or such other date as may be agreed by Colonial Bank and by Mr. McCulloch as the representative of the common stockholders) other than due to the discovery of a material undisclosed liability (absolute or contingent) or the material failure of the stockholders of Goldleaf to satisfy the closing conditions in the Stock Purchase Agreement, PBiz will be required to pay $1,000,000 to Goldleaf as liquidated damages.

PBiz and the stockholders of Goldleaf made customary representations, warranties, and covenants in the Stock Purchase Agreement. To secure the stockholders' indemnity obligations with respect to the representations and warranties of the stockholders in the Stock Purchase Agreement, PBiz will at closing place the following assets into escrow with a bank escrow agent:

o	$750,000 in cash withheld from the portion of the purchase price allocated to Colonial;
o	115,384 of the shares of PBiz common stock issued to Mr. Brasser; and
o	a $150,000 promissory note issued by PBiz to Mr. McCulloch in connection with his employment agreement as described below.

Indemnification claims by the Purchaser will first be satisfied out of the $750,000 in cash until depleted, and then from the Brasser shares and the McCulloch note pro rata. The escrow will be disbursed at the earlier of April 30, 2007 or the date that is 30 days following the completion of the audit of the financial statements of PBiz for the year ended December 31, 2006 (except that escrow assets securing unresolved indemnification claims will be released to the applicable party when the claims are ultimately resolved.)

After closing the Stock Purchase Agreement, PBiz will enter into employment agreements with some of the Goldleaf officers as described below. The options granted to each employee in connection with these employment agreements:

o	will vest 25% on each of the first four anniversaries of the grant date;
o	are subject to continued employment; and
o	are contingent on the closing of the Stock Purchase Agreement and will be void if the closing does not occur.

Paul McCulloch will become an Executive Vice President of PBiz and the President of the Goldleaf division. His employment agreement will have an evergreen term of two years. Mr. McCulloch will receive a signing bonus of $1,500,000, payable in the form of $500,000 in cash and two unsecured promissory notes, one in the original principal amount of $850,000 due June 15, 2006 and the other in the original principal amount of $150,000 due April 30, 2007. Both notes will bear interest at the prime rate and mature in one balloon payment of principal and all accrued interest on the due date. Mr. McCulloch will receive a base salary of $250,000 per year and will be entitled to participate in PBiz’s executive bonus plan and to participate in all PBiz retirement, life and health insurance, disability and other similar benefit plans or programs, provided that he will not be required to pay the premiums for such benefits. On January 23, 2005, as an inducement to him to enter into his employment agreement, PBiz granted Mr. McCulloch options to purchase 900,000 shares of common stock at an exercise price of $1.33 per share, the closing price of PBiz’s common stock on the Nasdaq Small Cap Market on the previous trading day. If PBiz terminates Mr. McCulloch’s employment without cause, or if he terminates his employment for Good Reason (as defined), PBiz will pay Mr. McCulloch (at its regular pay intervals) the amount of his then current base salary for two years, and continue to permit him to participate in all retirement, life and health insurance, disability and other similar benefit plans or programs, without charge for premiums.

Bruce Krajewski will become the Senior Vice President of Sales of the Goldleaf division. His employment agreement will have an evergreen term of six months. Mr. Krajewski will receive a signing bonus of $132,500. He will receive a base salary of $157,500 per year (plus sales commissions) and will be entitled to participate in PBiz’s executive bonus plan and to participate in all PBiz retirement, life and health insurance, disability and other similar benefit plans or programs. On January 23, 2005, as an inducement to him to enter into his employment agreement, PBiz granted him options to purchase 250,000 shares of common stock at an exercise price of $1.33 per share, the closing price of PBiz’s common stock on the Nasdaq Small Cap Market on the previous trading day. If PBiz terminates Mr. Krajewski’s employment without cause, or if he terminates his employment for Good Reason (as defined), PBiz will pay Mr. Krajewski (at its regular pay intervals) the amount of his then current base salary for six months (plus an amount equal to his total sales commissions for the previous 12 months, divided by two), and continue to permit him to participate in all retirement, life and health insurance, disability and other similar benefit plans or programs.

David Peterson will become the Senior Vice President of the Goldleaf division. His employment agreement will have an evergreen term of six months. Mr. Peterson will receive a signing bonus of $171,500. He will receive a base salary of $200,000 per year and will be entitled to participate in PBiz’s executive bonus plan and to participate in all PBiz retirement, life and health insurance, disability and other similar benefit plans or programs, provided that he will not be required to pay the premiums for such benefits. On January 23, 2005, as an inducement to him to enter into his employment agreement, PBiz granted him options to purchase 250,000 shares of common stock at an exercise price of $1.33 per share, the closing price of PBiz’s common stock on the Nasdaq Small Cap Market on the previous trading day. If PBiz terminates Mr. Peterson’s employment without cause, or if he terminates his employment for Good Reason (as defined), PBiz will pay Mr. Peterson (at its regular pay intervals) the amount of his then current base salary for six months, and continue to permit him to participate in all retirement, life and health insurance, disability and other similar benefit plans or programs, without charge for premiums.

PBiz also granted an additional 227,300 options to employees of Goldleaf on January 23, 2006. Other than the number of options granted to a particular employee, those options have the same terms as the options described above.

There are no material contingencies to consummation of the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. The Stock Purchase Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about PBiz or Goldleaf.

Item 8.01. Other Events.

Press Release for Goldleaf Agreement

On January 24, 2006, Private Business, Inc. issued a press release announcing that it had entered into the Stock Purchase Agreement described in Item 1.01 above. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

         Number          Exhibit

        2.1         Stock Purchase Agreement dated January 23, 2006 among Private Business, Inc. and the Stockholders of Goldleaf                       Technologies, Inc.

        99.1       Press Release dated January 24, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE BUSINESS, INC. By: /s/ Michael Berman Name: Michael Berman Title: General Counsel and Assistant Secretary

Date: January 24, 2006